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                                                                   EXHIBIT 10(u)


                     FIRST AMENDMENT TO AMENDED AND RESTATED
                        SENIOR REVOLVING CREDIT AGREEMENT


         This FIRST AMENDMENT TO AMENDED AND RESTATED SENIOR REVOLVING CREDIT AGREEMENT (the "Amendment") is made as of this 27th day of November, 2000, by and among ENESCO GROUP, INC., a Massachusetts corporation (the "Borrower"), the Borrowing Subsidiaries who may from time to time become a party to the Amended and Restated Senior Revolving Credit Agreement, and FLEET NATIONAL BANK, a national banking association (the "Bank").

                                    RECITALS

         The Borrower and the Bank are parties to a certain Amended and Restated Senior Revolving Credit Agreement dated as of August 23, 2000 (the "Credit Agreement") pursuant to which the Bank has extended certain financial accommodations to the Borrower including those evidenced by a Borrower Note in the face amount of $50,000,000 dated August 3, 2000. The Borrower has requested and the Bank has agreed to extend certain additional financial accommodations to the Borrower including, without limitation, (i) a foreign exchange facility in the amount of $10,000,000, and (ii) a letter of credit facility in the amount of $25,000,000, all as more fully described and set forth hereinbelow. Capitalized terms not otherwise defined in this Amendment shall have their meanings as defined in the Credit Agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Borrower and the Bank agree that the Credit Agreement is amended as follows:

         1.       The following definitions are added to ARTICLE I:

                           "Back-Up F/X Demand Note" means a promissory note, in
                  substantially the form of Exhibit "A-4" hereto, duly executed by the Borrower and payable to the order of the Bank in the amount of the F/X Facility, including any amendment, modification, renewal or replacement of such promissory note.

                           "Back-Up L/C Demand Note" means a promissory note, in
                  substantially the form of Exhibit "A-3" hereto, duly executed by the Borrower and payable to the order of the Bank in the amount of the L/C Facility, including any amendment, modification, renewal or replacement of such promissory note.

                           "F/X Facility" is defined in Section 2.1.A.

                           "F/X Facility Limit" means the obligation of the Bank
                  pursuant to Section 2.1.A to make Advances to be used for the purchase of foreign currencies up to an
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                  aggregate amount of all such Advances outstanding at any given time of $10,000,000.

                           "L/C Facility" is defined in Section 2.1.B.

                           "L/C Facility Limit" means the obligation of the Bank
                  pursuant to Section 2.1.B to issue Letters of Credit up to an aggregate stated amount of all such Letters of Credit outstanding at any given time of $25,000,000.

         2. The definition of "Advance" which appears in ARTICLE I is deleted in its entirety and replaced with the following:

                           "Advance" means a borrowing under Section 2.1
                  consisting of (i) the aggregate amount of the several Loans of the same Type and, in the case of LIBOR Advances or Cost of Funds Advances, for the same Interest Period, made by the Bank to a Credit Party pursuant to Section 2.3, (ii) reimbursement obligations arising as a result of Letters of Credit issued pursuant to Section 2.1.A, or (iii) reimbursement obligations arising in connection with foreign exchange transactions pursuant to Section 2.1.B.

         3. The definition of "Notes" which appears in ARTICLE I is deleted in its entirety and replaced with the following:

                           "Notes" means, collectively, the Borrower Note, the
                  Borrowing Subsidiary Note, the Back-Up F/X Demand Note and the Back-Up L/C Demand Note.

         4.       The following new Section 2.1.A is added:

                           2.1.A. Foreign Exchange Facility. From and including
                  the date of this Agreement and prior to the Facility Termination Date, the Bank agrees, on the terms and conditions set forth in this Agreement, upon request of the Borrower, to make Advances in amounts subject to the F/X Facility Limit to be used for the purchase of such foreign currencies as may be hereafter agreed to by the Bank pursuant to contracts or other agreements to purchase such foreign currency from the Bank (as principal or agent) with settlement dates up to the Facility Termination Date (the "F/X Facility"), it being understood, however, that the F/X Facility shall not be used for currency speculation purposes. In the event that the Bank is required to advance funds to purchase foreign currency on account of its obligation as Borrower's principal or agent, the Bank may charge Borrower's account therefor and such charges shall be deemed to be Advances. To the extent there is insufficient availability under the Commitment, the reimbursement obligations arising in connection with such foreign exchange transactions shall be evidenced by and subject to the terms of the Back-Up F/X Note.

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         5.       The following new Section 2.1.B is added:

                           2.1.B. Letter of Credit Facility. From and including
                  the date of this Agreement and prior to the Facility Termination Date, the Bank agrees, on the terms and conditions set forth in this Agreement, upon request of the Borrower, to issue Letters of Credit (in addition to Letters of Credit provided for in the Commitment) subject to the L/C Facility Limit with expiration dates of not later than the Facility Termination Date (the "L/C Facility").

                           The Letters of Credit shall be issued in accordance
                  with the Bank's customary practices at the time of issuance, utilizing documentation prevailing at such times and, if drawn upon, amounts paid thereon shall be repaid by the Borrower upon demand, in full reimbursement to the Bank of all such amounts drawn upon under any Letter of Credit issued pursuant hereto, and in full payment of any such additional reimbursement obligations as may be contained in any documentation executed by the Borrower in conjunction with the issuance of such Letters of Credit.

                           To the extent repayment of all amounts reimbursable
                  to the Bank for drawings against Letters of Credit is not immediately made, and to the extent there is availability sufficient under the Commitment, the amount of such drawings shall be charged as Loans under the Borrower Note. To the extent there is insufficient availability under the Commitment, the reimbursement obligations resulting from such drawings shall be evidenced by and subject to the terms of the Back-Up L/C Demand Note.

         6. Section 2.2 is deleted in its entirety and replaced with the following:

                           2.2. Required Payments; Termination. Any outstanding
                  Advances pursuant to Section 2.1 and all other unpaid Obligations shall be paid in full by the Credit Party which incurred such Obligations on the Facility Termination Date. Any outstanding Advances pursuant to Section 2.1.A or Section 2.1.B shall be payable on demand, and if demand is not sooner made, on the Facility Termination Date.

         7. Section 7.2 is deleted in its entirety and replaced with the following:

                           7.2. Nonpayment of principal under any Note when due,
                  nonpayment of principal under the Back-Up F/X Demand Note or Back-Up L/C Demand Note upon demand, or nonpayment of interest upon any Note or of any Facility Fee or other Obligation under any of the Loan Documents within five days after the same becomes due.

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         8.       The following is added as Section 2.19:

                           2.19. Overadvances. Nothing herein shall be construed
                  to restrict the Bank, in its sole and exclusive discretion, from making Advances in excess of the Commitment, the F/X Facility Limit or the L/C Facility Limit, or Advances in excess of the face amount of any Note, without requirement of execution of additional notes, or otherwise modifying this Agreement or any instrument to accommodate any such Advance in excess of the face amount of any Note, and in so doing at any time or times, the Bank shall not waive its rights to insist upon strict compliance with the terms of this Agreement, the Notes, or any document or instrument granting security to the Bank or other instruments executed in connection with this Agreement, at any other time, and to further rely upon all collateral secured to it for satisfaction of all Obligations of the Borrower and/or Borrowing Subsidiaries to the Bank, without exception.

         9. EXHIBIT "A-3" attached hereto is hereby added to the Credit Agreement as EXHIBIT "A-3" thereof.

         10. EXHIBIT "A-4" attached hereto is hereby added to the Credit Agreement as EXHIBIT "A-4" thereof.

         11. Except as amended, modified or supplemented by this Amendment, all of the terms, conditions, covenants, provisions, representations, warranties and conditions of the Credit Agreement shall remain in full force and effect and are hereby acknowledged, ratified, confirmed and continued as if fully restated hereby.

         12. The invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of any other term or provision hereof or contained in the Credit Agreement.

         13. It is the intention of the parties hereto that this Amendment shall not constitute a novation and shall in no way adversely affect or impair performance of the obligations of the Borrower under the Credit Agreement.

         14. The Borrower hereby confirms and ratifies the obligations established under the Credit Agreement, as amended hereby.

         15. This Amendment is to be governed and construed in accordance with the laws of the Commonwealth of Massachusetts.


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         IN WITNESS WHEREOF, the foregoing has been executed as an instrument under seal as of the date first above written.


WITNESS:                                 ENESCO GROUP, INC.


                                         By: /s/ Jeffrey W. Lemajeur
                                            -----------------------------------
                                         Print Name: Jeffrey W. Lemajeur
                                                     --------------------------
                                         Title: Treasurer
                                                -------------------------------


                                         By: /s/ Allan Keirstead
                                            -----------------------------------
                                         Print Name: Allan G. Keirstead
                                                     --------------------------
                                         Title: CFO
                                               --------------------------------


                                         FLEET NATIONAL BANK


                                         By: /s/ Sheryl L. McQuade
                                             ----------------------------------
                                             Its Vice President

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